Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release

CenterPoint Energy reports first quarter 2017 earnings of $0.44 per diluted share; $0.37 per diluted share on a guidance basis

•	Company reiterates 2017 EPS guidance of $1.25 - $1.33 as decoupling and weather normalization adjustments help mitigate impact of an extremely warm winter

•	Potential $250 million increase to the 5-year capital plan with Freeport, Texas electric transmission expansion proposal submitted to ERCOT to serve growing petrochemical industry

Houston – May 5, 2017 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $192 million, or $0.44 per diluted share, for the first quarter of 2017, compared with $154 million, or $0.36 per diluted share for the same period of the prior year. On a guidance basis, first quarter 2017 earnings were $0.37 per diluted share, consisting of $0.27 from utility operations and $0.10 from midstream investments. First quarter 2016 earnings on a guidance basis were $0.32 per diluted share, consisting of $0.23 from utility operations and $0.09 from midstream investments.

Operating income for the first quarter of 2017 was $274 million, compared with $250 million in the first quarter of the prior year. Equity income from midstream investments was $72 million for the first quarter of 2017, compared with $60 million for the first quarter of the prior year.

The company continues to execute its rate recovery strategy. Recent developments include a $16.5 million settlement for Natural Gas Distribution’s Houston and Texas Coast division’s rate case, which is anticipated to become effective during the second quarter; a $9.3 million Formula Rate Plan (FRP) adjustment proposed in Arkansas; and a $44.6 million annual Distribution Cost Recovery Factor (DCRF) increase proposed by Houston Electric.

“We are off to a strong start this year despite a challenging winter,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “Continued growth across our service territories, rate recovery and Midstream’s performance all contributed to the EPS gains we delivered this quarter.”

Business Segments

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $78 million for the first quarter of 2017, consisting of $58 million from the regulated electric transmission & distribution utility operations (TDU) and $20 million related to securitization bonds. Operating income for the first quarter of 2016 was $83 million, consisting of $59 million from the TDU and $24 million related to securitization bonds.

-more-

Operating income for the TDU benefited primarily from rate relief and customer growth. These benefits were more than offset by higher depreciation and amortization expense, lower equity return and lower usage, primarily due to milder weather.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $164 million for the first quarter of 2017, compared with $160 million for the same period of 2016. Operating income benefited from rate relief, a one-time Minnesota property tax refund and customer growth. These increases were partially offset by lower usage due to milder weather and higher depreciation and amortization expense.

Energy Services

The energy services segment reported operating income of $35 million for the first quarter of 2017, which included a mark-to-market gain of $15 million, compared with $6 million for the same period in 2016, which included a mark-to-market loss of $9 million. Excluding mark-to-market adjustments, operating income was $20 million for the first quarter of 2017 compared with $15 million for the same period of 2016. The $5 million increase in operating income was primarily due to an increase of throughput and number of customers related to the acquisitions in the past 12 months of both Atmos Energy Marketing and the energy service business of Continuum.

Midstream Investments

The midstream investments segment reported $72 million of equity income for the first quarter of 2017, compared with $60 million in the first quarter of the prior year.

Capital Plan Update

As previously announced on Jan. 6, 2017, the company expects to spend $1.5 billion in capital this year. Houston Electric expects to invest $922 million to support sustained customer growth, reliability and safety. Natural Gas Distribution expects to invest $534 million to accommodate continued growth and pipe replacement needs in its six-state service territory.

On April 3, 2017, the company submitted a proposal to the Electric Reliability Council of Texas requesting endorsement for a $250 million transmission project to meet the load of the growing petrochemical industry in the Freeport, Texas area. Capital expenditures for the project would be incremental to the 5-year capital plan disclosed in the 2016 Form 10-K.

Earnings Outlook

On a consolidated basis, CenterPoint Energy reaffirms its earnings estimate for 2017 in the range of $1.25 - $1.33 per diluted share. This guidance includes anticipated utility operations earnings of $0.93 - $0.97 per diluted share and anticipated midstream investment earnings of $0.31 - $0.37 per diluted share.

-more-

The utility operations guidance range considers performance to date and certain significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities.

In providing this guidance, the company uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s Energy Services business.

In providing guidance for midstream investments, the company assumes ownership of 54.1 percent of the common and subordinated units representing limited partner interests in Enable Midstream and includes the amortization of CenterPoint Energy’s basis differential in Enable Midstream. CenterPoint Energy’s guidance takes into account such factors as Enable Midstream’s most recent public outlook for 2017 dated May 3, 2017, and effective tax rates. The company does not include other potential impacts, such as any changes in accounting standards or Enable Midstream’s unusual items.

CenterPoint Energy, Inc. and Subsidiaries Reconciliation of Net Income and

Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS used in providing annual earnings guidance

	Quarter Ended
	March 31, 2017		March 31, 2016
	Net Income (in millions)	Diluted EPS	Net Income (in millions)	Diluted EPS
Consolidated net income and diluted EPS as reported	$192	$0.44	$154	$0.36
Midstream Investments	(45)	(0.10)	(37)	(0.09)

Utility Operations (1)	147	0.34	117	0.27

Timing effects impacting CES(2):
Mark-to-market (gains) losses (net of taxes of $5 and $3)(3)	(10)	(0.02)	6	0.01
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $16 and $32) (3)(4)	(28)	(0.06)	(58)	(0.13)
Indexed debt securities (net of taxes of $4 and $20) (3)	6	0.01	36	0.08

Utility operations earnings on an adjusted guidance basis	$115	$0.27	$101	$0.23

Adjusted net income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$115	$0.27	$101	$0.23
Midstream Investments	45	0.10	37	0.09

Consolidated on a guidance basis	$160	$0.37	$138	$0.32

(1)	CenterPoint Energy earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Taxes are computed based on the impact removing such item would have on tax expense
(4)	As of May 18, 2016, comprised of Time Warner Inc., Charter Communications, Inc. and Time Inc. Prior to May 18, 2016, comprised of Time Warner Inc., Time Warner Cable Inc. and Time Inc.

-more-

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended March 31, 2017. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Friday, May 5, 2017, at 10:00 a.m. Central time / 11:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns 54.1 percent of the common and subordinated units representing limited partner interests in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 7,700 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, go to www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable Midstream)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable Midstream; (4) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, and the impact of commodity changes on producer related activities; (9) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (10) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (11) the impact of unplanned facility outages; (12) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (13) changes in interest rates or rates of inflation; (14) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (15) actions by credit rating agencies; (16) effectiveness of CenterPoint Energy’s risk management

-more-

activities; (17) inability of various counterparties to meet their obligations; (18) non-payment for services due to financial distress of CenterPoint Energy’s and Enable Midstream’s customers; (19) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the outcome of litigation; (22) CenterPoint Energy’s ability to control costs, invest planned capital, or execute growth projects; (23) the investment performance of pension and postretirement benefit plans; (24) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (25) acquisition and merger activities and successful integration of such activities, involving CenterPoint Energy, Enable Midstream or their competitors; (26) the ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (27) future economic conditions in regional and national markets and their effects on sales, prices and costs; (28) the performance of Enable Midstream, the amount of cash distributions CenterPoint Energy receives from Enable Midstream, and the value of its interest in Enable Midstream, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable Midstream; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable Midstream’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable Midstream’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable Midstream; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable Midstream, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable Midstream’s interstate pipelines; (E) the demand for crude oil, natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; (29) effective tax rate; (30) the effect of changes in and application of accounting standards and pronouncements; (31) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable.

Management evaluates the company’s financial performance in part based on adjusted net income and adjusted diluted earnings per share. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

###

CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended March 31,
	2017	2016
Revenues:
Utility revenues	$1,546	$1,548
Non-utility revenues	1,189	436

Total	2,735	1,984

Expenses:
Utility natural gas	450	438
Non-utility natural gas	1,129	414
Operation and maintenance	560	521
Depreciation and amortization	226	260
Taxes other than income taxes	96	101

Total	2,461	1,734

Operating Income	274	250

Other Income (Expense):
Gain on marketable securities	44	90
Loss on indexed debt securities	(10)	(56)
Interest and other finance charges	(78)	(87)
Interest on securitization bonds	(20)	(24)
Equity in earnings of unconsolidated affiliate	72	60
Other - net	17	7

Total	25	(10)

Income Before Income Taxes	299	240

Income Tax Expense	107	86

Net Income	$192	$154

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended March 31,
	2017	2016
Basic Earnings Per Common Share	$0.45	$0.36

Diluted Earnings Per Common Share	$0.44	$0.36

Dividends Declared per Common Share	0.2675	$0.2575

Weighted Average Common Shares Outstanding (000):
- Basic	430,794	430,407
- Diluted	433,348	432,594

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
TDU	$58	$59
Bond Companies	20	24

Total Electric Transmission & Distribution	78	83
Natural Gas Distribution	164	160
Energy Services	35	6
Other Operations	(3)	1

Total	$274	$250

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution

	Quarter Ended March 31,		% Diff

	2017	2016	Fav/(Unfav)

Results of Operations:
Revenues:
TDU	$562	$540	4%
Bond Companies	77	120	(36%)

Total	639	660	(3%)

Expenses:
Operation and maintenance, excluding Bond Companies	348	329	(6%)
Depreciation and amortization, excluding Bond Companies	96	95	(1%)
Taxes other than income taxes	60	57	(5%)
Bond Companies	57	96	41%

Total	561	577	3%

Operating Income	$78	$83	(6%)

Operating Income:
TDU	$58	$59	(2%)
Bond Companies	20	24	(17%)

Total Segment Operating Income	$78	$83	(6%)

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	5,152,475	5,019,455	3%
Total	18,753,117	18,130,601	3%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	258%	111%	147%
Heating degree days	43%	86%	(43%)

Number of metered customers - end of period:
Residential	2,139,413	2,095,035	2%
Total	2,414,193	2,364,784	2%

	Natural Gas Distribution

	Quarter Ended March 31,		% Diff

	2017	2016	Fav/(Unfav)

Results of Operations:
Revenues	$916	$895	2%
Natural gas	461	445	(4%)

Gross Margin	455	450	1%

Expenses:
Operation and maintenance	193	189	(2%)
Depreciation and amortization	63	59	(7%)
Taxes other than income taxes	35	42	17%

Total	291	290	—

Operating Income	$164	$160	3%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	62	73	(15%)
Commercial and Industrial	82	86	(5%)

Total Throughput	144	159	(9%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	73%	87%	(14%)

Number of customers - end of period:
Residential	3,190,678	3,163,094	1%
Commercial and Industrial	255,869	254,781	—

Total	3,446,547	3,417,875	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended
	March 31,		% Diff
	2017	2016	Fav/(Unfav)
Results of Operations:
Revenues	$1,196	$439	172%
Natural gas	1,137	421	(170%)

Gross Margin	59	18	228%

Expenses:
Operation and maintenance	21	10	(110%)
Depreciation and amortization	3	1	(200%)
Taxes other than income taxes	—	1	100%

Total	24	12	(100%)

Operating Income	$35	$6	483%

Mark-to-market gain (loss)	$15	$(9)	267%

Energy Services Operating Data:
Throughput data in BCF	319	171	87%

Number of customers - end of period	31,227	18,073	73%

	Other Operations
	Quarter Ended
	March 31,		% Diff
	2017	2016	Fav/(Unfav)
Results of Operations:
Revenues	$4	$4	—
Expenses	7	3	(133%)

Operating Income (Loss)	$(3)	$1	(400%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended
	March 31,
	2017	2016
Capital Expenditures by Segment
Electric Transmission & Distribution	$202	$212
Natural Gas Distribution	89	89
Energy Services	2	—
Other Operations	5	8

Total	$298	$309

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended
	March 31,
	2017	2016
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$6
Capitalization of Interest Cost	(2)	(2)
Transition and System Restoration Bond Interest Expense	20	24
Other Interest Expense	74	83

Total Interest Expense	$98	$111

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$254	$341
Other current assets	2,642	2,582

Total current assets	2,896	2,923

Property, Plant and Equipment, net	12,452	12,307

Other Assets:
Goodwill	867	862
Regulatory assets	2,601	2,677
Investment in unconsolidated affiliate	2,502	2,505
Preferred units – unconsolidated affiliate	363	363
Other non-current assets	250	192

Total other assets	6,583	6,599

Total Assets	$21,931	$21,829

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$—	$35
Current portion of securitization bonds long-term debt	421	411
Indexed debt	116	114
Current portion of other long-term debt	250	500
Other current liabilities	1,855	2,020

Total current liabilities	2,642	3,080

Other Liabilities:
Accumulated deferred income taxes, net	5,351	5,263
Regulatory liabilities	1,298	1,298
Other non-current liabilities	1,211	1,196

Total other liabilities	7,860	7,757

Long-term Debt:
Securitization bonds	1,702	1,867
Other	6,190	5,665

Total long-term debt	7,892	7,532

Shareholders’ Equity	3,537	3,460

Total Liabilities and Shareholders’ Equity	$21,931	$21,829

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash Flows from Operating Activities:
Net income	$192	$154
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	232	266
Deferred income taxes	85	65
Write-down of natural gas inventory	—	1
Equity in earnings of unconsolidated affiliate, net of distributions	(72)	(60)
Changes in net regulatory assets	15	2
Changes in other assets and liabilities	(139)	203
Other, net	6	6

Net Cash Provided by Operating Activities	319	637

Net Cash Used in Investing Activities	(370)	(269)

Net Cash Used in Financing Activities	(36)	(414)

Net Decrease in Cash and Cash Equivalents	(87)	(46)

Cash and Cash Equivalents at Beginning of Period	341	264

Cash and Cash Equivalents at End of Period	$254	$218

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.